UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

Veeva Systems Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36121	20-8235463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4280 Hacienda Drive Pleasanton, California		94588
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (925) 452-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01.Regulation FD Disclosure.

On February 26, 2019, Veeva Systems Inc. (the “Company”) held a conference call announcing its results for its fourth quarter and fiscal year ended January 31, 2019. In the question and answer portion of the call, the following exchange took place:

Analyst: “[I]n your view, how important is resolution to the challenges with IQVIA to your success and assuming there isn't resolution there, I mean, is it possible that their anti-competitive behavior actually ends up becoming a tailwind to your own data businesses?”

Management: “Certainly, the IMS anti-competitive behavior is a tailwind. It's a tailwind to network. It's a tailwind to Nitro and to our data business and it's just harmful to the industry overall. The actual productivity of the industry is harmed. . . . there's no question it's a tailwind now across the Commercial side of our business.”

While the Company believes that in context it is clear that management was referring to the "IMS anti-competitive behavior” as a “headwind” (i.e., something that has a negative business impact) and not a tailwind (i.e., something that has a positive business impact), the Company is issuing this current report on Form 8-K to clarify that the references to “tailwind” in management’s response above should be read as “headwind.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

By:	/s/ Josh Faddis
Josh Faddis
Senior Vice President, General Counsel

Dated:  March 1, 2019